Exhibit 3.2

AMENDED AND RESTATED BY-LAWS

OF

DOMTAR CORPORATION

(Adopted June 19, 2008)

ARTICLE I

OFFICES AND RECORDS

SECTION 1.01.    Delaware Office.    The principal office of Domtar Corporation (the “Corporation”) in the State of Delaware shall be located in the City of Wilmington, County of New Castle, and the name and address of its registered agent is National Registered Agents Inc., 160 Greentree Drive, Suite 101, County of Kent, Dover, Delaware 19904.

SECTION 1.02.    Other Offices.    The Corporation may have such other offices, either within or without the State of Delaware, as the board of directors of the Corporation (the “Board of Directors”) may designate or as the business of the Corporation may from time to time require.

SECTION 1.03.    Books and Records.    The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

ARTICLE II

STOCKHOLDERS

SECTION 2.01.    Annual Meeting.    The annual meeting of the stockholders of the Corporation shall be held on such date and at such time as may be fixed by resolution of the Board of Directors.

SECTION 2.02.    Special Meeting.    Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock or any class or series of stock having a preference over the common stock, par value $0.01 per share, of the Corporation (the “Common Stock”) as to dividends or upon liquidation, dissolution or winding up, a special meeting of stockholders of the Corporation for any purpose or purposes may be called only by (a) the Board of Directors pursuant to a resolution stating the purpose or purposes thereof approved by a majority of the total number of members of the Board of Directors (each a “Director”), which the Corporation would have if there were no vacancies (the “Whole Board”), or (b) by the Chairman of the Board of Directors (the “Chairman of the Board”). No business other than that stated in the notice of meeting shall be transacted at any special meeting of stockholders.

SECTION 2.03.    Place of Meeting.    The Board of Directors or the Chairman of the Board, as the case may be, may designate the place of meeting for any annual or special meeting of the stockholders. If no designation is so made, the place of meeting shall be the principal office of the Corporation.

SECTION 2.04.    Notice of Meeting.    Notice, stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered by the Corporation not less than 10 nor more than 60 calendar days before the date of the meeting, whether annual or special, either personally, by mail or by other lawful means, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at such person’s address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. Meetings may be held without notice if all stockholders entitled to notice are present (except when stockholders entitled to notice attend the meeting for the express purpose of objecting, at the beginning of the meeting, because the meeting is not lawfully called or convened), or if notice is waived by those not present in accordance with Section 6.04. Any previously scheduled meeting of the stockholders may be postponed, and any special meeting of the stockholders may be canceled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

SECTION 2.05.    Quorum and Adjournment; Voting.    Except as otherwise provided by law or by the Certificate of Incorporation, the holders of one-third of the voting power of all outstanding shares of the Corporation entitled to vote generally in the election of Directors (the “Voting Stock”), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of one-third of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. The presiding officer may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given except as required by law. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 2.06.    Proxies.    At all meetings of stockholders, a stockholder may vote by proxy executed in writing (or in such manner prescribed by the General Corporation Law of the State of Delaware (the “DGCL”)) by the stockholder, or by such person’s duly authorized attorney in fact.

SECTION 2.07.    Notice of Stockholder Business and Nominations.

(a)    Annual Meetings of Stockholders.    (i) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation’s notice of meeting pursuant to Section 2.04, (B) by or at the direction of the Board of Directors, or (C) by any stockholder of the Corporation who was a stockholder of record at the time he or she gave notice as provided in paragraph (a)(ii) of this Section 2.07, who is entitled to vote at the meeting and who complies with the notice procedures set forth in paragraph (a)(ii) of this Section 2.07.

(ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(i) of this Section 2.07, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 90th calendar day nor earlier than the close of business on the 120th calendar day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th calendar day prior to such annual meeting and not later than the close of business on the 90th calendar day prior to such annual meeting; provided, further, however, that in the event that less than 100 calendar days’ notice or prior public disclosure by the Corporation of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th calendar day following the calendar day on which such notice of the date of the annual meeting was mailed or such public announcement was made by the Corporation, whichever first occurs. For purposes of determining whether a stockholder’s notice shall have been delivered in a timely manner for the annual meeting of stockholders in 2008, the first anniversary of the previous year’s meeting shall be deemed to be May 9, 2008. In no event shall the public announcement by the Corporation of an adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14a-11 (or any successor thereof) under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these By-Laws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (2) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (3) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (4) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a Director.

(iii) Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Section 2.07 to the contrary, in the event that the number of Directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for Director or specifying the size of the increased Board of Directors at least 100 calendar days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by paragraph (a)(ii) of this Section 2.07 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th calendar day following the day on which such public announcement is first made by the Corporation.

(b)    Special Meetings of Stockholders.    Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting under Section 2.04. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors, or (ii) provided that the Board of Directors has determined that Directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time he or she gave notice as provided in paragraph (a)(ii) of this Section 2.07, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this paragraph (b) of Section 2.07. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more Directors to the Board of Directors, any stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting pursuant to such clause (ii), if a notice by such stockholder meeting the requirements of paragraph (a)(ii) of this Section 2.07 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th calendar day prior to such special meeting and not later than the close of business on the 90th calendar day prior to such special meeting; provided, however, that in the event that less than 100 calendar days’ notice or prior public disclosure by the corporation of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th calendar day following the calendar day on which notice of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting was mailed or such public announcement was made, whichever first occurs. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(c)    General.    (i)    Only such persons who are nominated in accordance with the procedures set forth in this Section 2.07 shall be eligible to serve as Directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.07. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the presiding officer shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.07 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(ii)(C)(4) of this Section 2.07) and, if any proposed nomination or business is not in compliance with this Section 2.07, to declare that such defective proposal or nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.07, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(ii)    For purposes of this Section 2.07, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15 (d) of the Exchange Act.

(iii)    Notwithstanding the foregoing provisions of this Section 2.07, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.07. Nothing in this Section 2.07 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, or (b) of the holders of any series of Preferred Stock or any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, dissolution or winding up of the Corporation to elect Directors under the Certificate of Incorporation or any resolution or resolutions providing for the issue of such class or series of stock adopted by the Board of Directors.

SECTION 2.08.    Procedure for Election of Directors; Required Vote.    Election of Directors at all meetings of the stockholders at which Directors are to be elected shall be by ballot, and, subject to the rights of the holders of any series of Preferred Stock or any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, dissolution or winding up to elect Directors under the Certificate of Incorporation or any resolution or resolutions providing for the issue of such class or series of stock adopted by the Board of Directors, each Director shall be elected by the vote of the majority of the votes cast thereat with respect to the Director, excluding abstentions, provided that if at any such meeting the number of individuals duly nominated for election as a Director exceeds the number of Directors to be elected at such meeting, the Directors shall be elected by the vote of a plurality of the votes cast thereat.

For purposes of this Section 2.08, a majority of the votes cast shall mean that the number of votes cast in favor of the election of a Director must exceed the number of votes cast against the election of that Director. Except as otherwise provided by law, the Certificate of Incorporation (including any Certificate of Designation (as defined in the Certificate of Incorporation)), applicable stock exchange rules or other rules and regulations applicable to the Corporation or these By-Laws, in all matters other than the election of Directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.

SECTION 2.09.    Inspectors of Elections; Opening and Closing the Polls.    (a)    The Board of Directors by resolution shall appoint, or shall authorize an officer of the Corporation to appoint, one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at any meeting of stockholders and make a written report thereof. One or more persons may be designated as alternate inspector(s) to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the presiding officer shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging such person’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such person’s ability. The inspector(s) shall have the duties prescribed by law.

(b)    The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the officer presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the presiding officer shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding officer, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (i) an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding officer at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding officer should so determine, such person shall so declare to the meeting that any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE III

BOARD OF DIRECTORS

SECTION 3.01.    General Powers.    The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation required to be exercised or done by the stockholders.

SECTION 3.02.    Regular Meetings.    A regular meeting of the Board of Directors shall be held without notice in conjunction with the annual meeting of stockholders. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.

SECTION 3.03.    Special Meetings.    Special meetings of the Board of Directors shall be called at the request of the Chairman of the Board, the Chief Executive Officer, the President or a majority of the Board of Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

SECTION 3.04.    Notice.    Notice of any special meeting of Directors shall be given to each Director at such person’s business or residence in writing by hand delivery, first-class or overnight mail or courier service, telegram or electronic or facsimile transmission, orally by telephone or any other lawful means. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mail so addressed, with postage thereon prepaid, at least five calendar days before such meeting. If by telegram, overnight mail or courier service, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company or the notice is delivered to the overnight mail or courier service company at least 24 hours before such meeting. If by electronic or facsimile transmission, such notice shall be deemed delivered adequately when the notice is transmitted at least 12 hours before such meeting. If by telephone, by hand delivery or by other lawful means, the notice shall be given at least 12 hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these By-Laws, as provided in Section 8.01. A meeting may be held at any time without notice if all the Directors are present (except when Directors attend for the express purpose of objecting, at the beginning of the meeting, because it is not lawfully called or conveyed) or if those not present waive notice of the meeting either before or after such meeting.

SECTION 3.05.    Action by Consent of Board of Directors.    Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in accordance with applicable law.

SECTION 3.06.    Conference Telephone Meetings.    Members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

SECTION 3.07.    Quorum.    Subject to Article IV of the Certificate of Incorporation, a whole number of Directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the Directors present may adjourn the meeting from time to time without further notice. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 3.08.    Executive and Other Committees.    (a) The Board of Directors may designate by resolution or resolutions one or more committees, each of which shall consist of three or more Directors as set forth in the resolution designating such committee. The membership of each committee shall be determined by resolution of the Board of Directors. The Board of Directors may designate by resolution one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee may to the extent permitted by law exercise such powers and shall have such responsibilities as shall be specified in the designating resolution. Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Board of Directors when required.

(b) A whole number of Directors equal to at least a majority of the total number of members of any committee shall constitute a quorum for the transaction of business, unless the Board of Directors shall otherwise provide. A majority of the total number of members of any committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided in Section 3.04. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.

SECTION 3.09.    Records.    The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board of Directors and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.

ARTICLE IV

OFFICERS

SECTION 4.01.    Elected Officers.    The elected officers of the Corporation shall be a Chief Executive Officer, a President, a Secretary, a Treasurer, and such other officers (including, without limitation, Senior Vice Presidents and Executive Vice Presidents and Vice Presidents) as the Board of Directors from time to time may deem proper. The Corporation shall have a non-executive Chairman of the Board who shall be chosen by resolution of the Board of Directors from among the Directors. All officers elected by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors. The Board of Directors may from time to time elect, or the Chief Executive Officer may appoint, such other officers (including one or more Vice Presidents, Controllers, Assistant Secretaries and Assistant Treasurers), as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these By-Laws or as may be prescribed by the Board of Directors or by the Chief Executive Officer, as the case may be.

SECTION 4.02.    Election and Term of Office.    The elected officers of the Corporation shall be elected annually by resolution of the Board of Directors at the regular meeting of the Board of Directors held in conjunction with the annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until such person’s successor shall have been duly elected and shall have qualified or until such person’s death or until he shall resign or be removed pursuant to Section 4.08.

SECTION 4.03.    Chairman of the Board.    The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board shall perform all duties as are properly required of him by the Board of Directors. The Chairman of the Board shall not serve as an officer of the Corporation. The Directors also may elect a Vice-Chairman to act in the place of the Chairman of the Board upon his or her absence or inability to act.

SECTION 4.04.    Chief Executive Officer; President.    (a) The Chief Executive Officer shall be responsible for the general management of the affairs of the Corporation and, if also a Director, shall, in the absence of or because of the inability to act of the Chairman of the Board (or any Vice-Chairman), perform all duties of the Chairman of the Board and preside at all meetings of stockholders and of the Board of Directors.

(b) The President shall have such powers and duties as may be delegated to him or her by the Board of Directors or the Chief Executive Officer. The President, if not also Chief Executive Officer, shall perform the duties and exercise the powers of the Chief Executive Officer in the event of the Chief Executive Officer’s absence or disability.

SECTION 4.05.    Vice Presidents.    Each Senior Vice President and Executive Vice President and any Vice President shall have such powers and shall perform such duties as shall be assigned to him by the Board of Directors, the Chief Executive Officer or the President.

SECTION 4.06.    Treasurer.    (a) The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board of Directors, or in such banks as may be designated as depositories in the manner provided by resolution of the Board of Directors. The Treasurer shall have such further powers and duties and shall be subject to such directions as may be granted or imposed from time to time by the Board of Directors or the Chief Executive Officer.

(b) The Treasurer may designate one or more Assistant Treasurers who shall have such of the authority and perform such of the duties of the Treasurer as may be assigned to them by the Board of Directors, the Chief Executive Officer or the Treasurer. During the Treasurer’s absence or inability, the Treasurer’s authority and duties shall be possessed by such Assistant Treasurer(s) as the Board of Directors or the Chief Executive Officer may designate.

SECTION 4.07.    Secretary.    (a) The Secretary shall keep or cause to be kept, in one or more books provided for that purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders; the Secretary shall see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law; shall be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be electronic or facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal and shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Board of Directors or the Chief Executive Officer.

(b) The Secretary may designate one or more Assistant Secretaries who shall have such of the authority and perform such of the duties of the Secretary as may be provided in these By-Laws or assigned to them by the Board of Directors, the Chief Executive Officer or by the Secretary. During the Secretary’s absence or inability, the Secretary’s authority and duties shall be possessed by such Assistant Secretary or Assistant Secretaries as the Board of Directors or the Chief Executive Officer may designate.

SECTION 4.08.    Removal.    Any officer elected by the Board of Directors may be removed by resolution of the Board of Directors whenever, in the judgment of the Board of Directors, the best interests of the Corporation would be served thereby. Any officer appointed by the Chief Executive Officer may be removed by him or her whenever, in such person’s judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of such person’s successor, such person’s death, such person’s resignation or such person’s removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee benefit plan.

SECTION 4.09.    Vacancies.    A newly created elected office and a vacancy in any elected office because of death, resignation, or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors. Any vacancy in an office appointed by the Chief Executive Officer because of death, resignation, or removal may be filled by the Chief Executive Officer.

ARTICLE V

STOCK CERTIFICATES

SECTION 5.01.    Stock Certificates; Uncertificated Stock; Transfers.    The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the Corporation may from time to time prescribe. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by such person’s attorney, upon surrender for cancelation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. The certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe or as may otherwise be permitted by applicable law, which resolution may permit all or any of the signatures on such certificates to be electronic or facsimile. In case any officer, transfer agent or registrar who has signed or whose electronic or facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. Notwithstanding the foregoing provisions regarding share certificates, the Corporation may provide that, subject to the rights of stockholders under applicable law, some or all of any or all classes or series of the Corporation’s Common Stock or Preferred Stock may be uncertificated shares.

SECTION 5.02.    Lost, Stolen Or Destroyed Certificates.    No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors or any financial officer may in its or such person’s discretion require.

ARTICLE VI

MISCELLANEOUS PROVISIONS

SECTION 6.01.    Fiscal Year.    The fiscal year of the Corporation shall begin with the opening of business on the first Monday following the last Sunday of the preceding fiscal year, and end with the close of business on the last Sunday of the following December of each year.

SECTION 6.02.    Dividends.    The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

SECTION 6.03.    Seal.    The corporate seal shall have inscribed thereon the words “Corporate Seal,” the year of incorporation and the word “Delaware.”

SECTION 6.04.    Waiver of Notice.    Whenever any notice is required to be given to any stockholder or Director under the provisions of the DGCL or these By-Laws, a waiver thereof given in accordance with applicable law shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting.

SECTION 6.05.    Audits.    The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be done annually.

SECTION 6.06.    Resignations.    Any Director or any officer, whether elected or appointed, may resign at any time by giving written notice of such resignation to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the Chief Executive Officer, the President or the Secretary, or at such later time as is specified therein. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

ARTICLE VII

CONTRACTS, PROXIES, ETC.

SECTION 7.01.    Contracts.    Except as otherwise required by law, the Certificate of Incorporation (including a Certificate of Designation) or these By-Laws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board of Directors may determine. The Chairman of the Board, the Chief Executive Officer, the President or any Senior Vice President, Executive Vice President or Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed or for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors or the Chairman of the Board, the Chief Executive Officer, the President or any Senior Vice President, Executive Vice President or Vice President of the Corporation may delegate contractual powers to others under such person’s jurisdiction; provided, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

SECTION 7.02.    Proxies.    Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or any Senior Vice President, Executive Vice President or Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holders of stock or other securities in any other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other entity, or to consent in accordance with applicable law, in the name of the Corporation as such holder, to any action by such other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such proxies or other instruments as he may deem necessary or proper in the premises.

ARTICLE VIII

AMENDMENTS

SECTION 8.01.    Amendments.    Except as otherwise provided in a specific By-law, the By-Laws may be altered or repealed and new By-Laws may be adopted (a) by the affirmative vote of a majority of the Whole Board, or (b) at any annual or special meeting of stockholders, by the affirmative vote of the holders of at least 75% of the voting power of all Voting Stock then outstanding, voting together as a single class, and provided, however, that, in the case of any such stockholder action at a special meeting of stockholders, notice of the proposed alteration, repeal or adoption of the new By-Law or By-Laws must be contained in the notice of such special meeting.